Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to this Registration Statement on Form S-1 and related prospectus of our report dated March 18, 2022, with respect to the financial statements of Blue Water Vaccines Inc. as of December 31, 2021 and 2020, and for the two years then ended, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

Los Angeles, California

May 19, 2022